UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 18, 2019

GlobalSCAPE, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33601	74-2785449
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4500 Lockhill Selma Road, Suite 150, San Antonio, Texas		78249
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (210) 308-8267

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	GSB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On November 18, 2019, GlobalSCAPE, Inc. (the “Company”) entered into a credit agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A., in its capacity as administrative agent, the lenders party thereto, and the other loan parties party thereto (together with the Company, the “Loan Parties”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

The Credit Agreement provides for a term loan facility in the principal amount of $50,000,000 (the “Term Loan”) and revolving commitments in an aggregate principal amount of $5,000,000 (the “Revolving Loans”).

The proceeds of the Term Loan shall be used to (i) fund the Special Dividend (as defined below) and (ii) pay the fees and expenses incurred in connection with the Credit Agreement and related transactions. The proceeds of the Revolving Loans and the Letters of Credit shall be used to finance the working capital needs and for general corporate purposes of the Company and its subsidiaries. The Credit Agreement also permits the Company to reduce the aggregate principal amount of revolving credit commitments under the Credit Agreement, provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $250,000 and not less than $250,000 and (ii) the Company shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with the prepayment of the loans, the Aggregate Revolving Exposure would exceed the aggregate Revolving Commitments.

The Credit Agreement has a five-year term. Borrowings under the Credit Agreement are collateralized by substantially all of the assets of the Company. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate and the Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

The Credit Agreement also contains financial covenants, including a leverage ratio not to exceed (i) 3.25 to 1.00 for each quarterly period ending on or prior to June 30, 2020, (ii) 3.00 to 1.00 for each quarterly period ending on or prior to December 31, 2020, (iii) 2.75 to 1.00 for each quarterly period ending on or prior to December 31, 2021 and (iv) 2.25 to 1.00 commencing January 1, 2022 and continuing for the remainder of the term of the Credit Agreement; and a fixed charge coverage ratio, for any period of four consecutive fiscal quarters ending on the last day of any fiscal quarter, to be less than 1.25 to 1.00.

The Credit Agreement also contains standard representations, warranties and covenants for a transaction of this nature, including, among other things, covenants relating to (i) financial reporting and notification, (ii) payment of obligations, (iii) compliance with law, (iv) maintenance of insurance and (v) maintenance of properties.

The above description of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant.

The information regarding the Company’s entry into the Credit Agreement provided under Item 1.01 above is hereby incorporated by reference.

Item 7.01	Regulation FD Disclosure.

On November 18, 2019, the Company issued a press release announcing that the Company entered into the Credit Agreement and that the Company’s board of directors (“Board of Directors”) had authorized and declared a one-time special cash dividend of $3.35 on each outstanding share of Company common stock (“Special Dividend”). The record date for the special dividend is November 29, 2019 and the payment date for the dividend is December 5, 2019.

In addition, the Company announced that its Board of Directors authorized the repurchase of up to $5 million of the Company’s outstanding shares, which is in addition to the approximately $640,000 remaining under the Company’s previously authorized repurchase program. The Company may repurchase shares from time to time through authorized Rule 10b5-1 plans, open market purchases, privately-negotiated transactions, block purchases or otherwise in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934, as amended. This program may be modified or discontinued at any time, and any repurchases are subject to the terms of the Credit Agreement. A copy of the press release is furnished with this current report as Exhibit 99.1 and the press release is incorporated herein by reference.

The information in this Item 7.01 on Form 8-K and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
*10.1	Credit Agreement, dated November 18, 2019, by and among GlobalSCAPE, Inc., the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A.
99.1	Press Release, dated November 18, 2019.

*The schedules to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules to the Securities and Exchange Commission on a supplemental basis upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSCAPE, INC.

Dated: November 18, 2019	By:	/s/ Karen J. Young
		Name:	Karen J. Young
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

*10.1	Credit Agreement, dated November 18, 2019, by and among GlobalSCAPE, Inc., the other loan parties party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A.

99.1	Press Release, dated November 18, 2019.

*The schedules to this Exhibit have been omitted. The Company agrees to furnish a copy of the omitted schedules to the Securities and Exchange Commission on a supplemental basis upon its request.